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Exhibit 99.2

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders of
Beach Business Bank

        We have audited the accompanying statements of financial condition of Beach Business Bank as of December 31, 2010 and 2009 and the related statements of operations, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beach Business Bank as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Laguna Hills, California
March 18, 2011

BEACH BUSINESS BANK

STATEMENTS OF FINANCIAL CONDITION

December 31, 2010 and 2009

	2010	2009
ASSETS
Cash and Due from Banks	$6,128,506	$2,691,779
Interest-Bearing Deposits in Financial Institutions	6,272,594	5,365,781
Federal Funds Sold	27,160,000	7,500,000

TOTAL CASH AND CASH EQUIVALENTS	39,561,100	15,557,560
Time Deposits in Financial Institutions	7,334,368	15,476,984
Investment Securities Available for Sale	5,039,121	6,247,906
Loans:
Construction and Land Development	3,837,446	8,268,253
Real Estate—Other	139,693,329	113,078,830
Commercial	112,167,537	95,734,660
Consumer	228,237	145,952

TOTAL LOANS	255,926,549	217,227,695
Net Deferred Loan (Fees) Costs	(189,834)	133,185
Allowance for Loan Losses	(5,941,989)	(6,869,910)

NET LOANS	249,794,726	210,490,970
Premises and Equipment	340,487	269,212
Federal Home Loan and Other Bank Stock, at Cost	1,252,947	992,147
Deferred Income Tax	171,000	170,000
Other Real Estate Owned ("OREO")	161,854	2,100,000
Accrued Interest and Other Assets	4,126,634	4,016,542

	$307,782,237	$255,321,321

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

STATEMENTS OF FINANCIAL CONDITION (Continued)

December 31, 2010 and 2009

	2010	2009
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-Bearing Demand	$62,740,333	$32,244,551
Savings, NOW and Money Market Accounts	174,166,437	148,073,758
Time Deposits Under $100,000	19,558,140	24,763,830
Time Deposits $100,000 and Over	7,564,575	7,000,876

TOTAL DEPOSITS	264,029,485	212,083,015
Other Borrowings	3,753,828	5,000,000
Accrued Interest and Other Liabilities	3,815,205	3,305,484

TOTAL LIABILITIES	271,598,518	220,388,499
Commitments and Contingencies—Notes D and K	—	—
Shareholders' Equity:
Preferred Stock—10,000,000 Shares Authorized, No Par Value, Series A Shares and Series B Shares Issued and Outstanding 6,000 and 300, Respectively	6,093,110	6,033,110
Common Stock—10,000,000 Shares Authorized, No Par Value; Shares Issued and Outstanding, 4,036,984 in 2010 and 2009	37,779,845	37,779,845
Additional Paid-in Capital	1,245,400	1,123,000
Accumulated Deficit	(8,986,398)	(10,054,421)
Accumulated Other Comprehensive Income—Unrecognized Gain on Available-for-Sale Securities	51,762	51,288

TOTAL SHAREHOLDERS' EQUITY	36,183,719	34,932,822

	$307,782,237	$255,321,321

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2010 and 2009

	2010	2009
INTEREST INCOME
Interest and Fees on Loans	$14,011,861	$13,101,140
Interest on Interest-Bearing Deposits	174,491	177,097
Interest on Investment Securities	203,400	222,163
Interest on Federal Funds Sold	60,872	95,240

TOTAL INTEREST INCOME	14,450,624	13,595,640
INTEREST EXPENSE
Interest on Savings, NOW and Money Market Accounts	2,200,160	2,612,997
Interest on Time Deposits	1,183,074	2,168,108
Interest on Other Borrowings	156,992	177,147

TOTAL INTEREST EXPENSE	3,540,226	4,958,252

NET INTEREST INCOME	10,910,398	8,637,388
Provision for Loan Losses	2,394,000	5,820,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,516,398	2,817,388
NONINTEREST INCOME
Service Charges, Fees and Other	754,467	411,892
Loan Servicing	400,221	303,844
Gain on Sale of Loans	385,861	224,468
Recovery of Collection Expenses	279,140	—
Gain on Sale of OREO	329,445	—

	2,149,134	940,204
NONINTEREST EXPENSE
Salaries and Employee Benefits	5,670,252	4,536,284
Occupancy and Equipment Expenses	1,031,249	832,870
OREO Expense	43,305	1,130,599
Other Expenses	2,302,203	2,808,271

	9,047,009	9,308,024

INCOME (LOSS) BEFORE INCOME TAXES	1,618,523	(5,550,432)
Income Taxes	—	—

NET INCOME (LOSS)	1,618,523	(5,550,432)
Less Preferred Stock Dividends and Discount Accretion	(550,500)	(232,125)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$1,068,023	$(5,782,557)

NET INCOME (LOSS) PER SHARE—BASIC	$0.26	$(1.43)

NET INCOME (LOSS) PER SHARE—DILUTED	$0.26	$(1.43)

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

For the Years Ended December 31, 2010 and 2009

		Preferred Stock		Common Stock
								Accumulated Other Comprehensive Income
	Comprehensive Income	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit		Total
Balance at January 1, 2009		—	$—	4,036,984	$37,779,845	$858,000	$(4,271,864)	$43,515	$34,409,496
Stock-Based Compensation						265,000			265,000
Issuance of Preferred Stock, Net		6,300	5,978,110						5,978,110
Dividends Paid on Preferred Stock							(177,125)		(177,125)
Accretion on Preferred Stock			55,000				(55,000)
Comprehensive Income:
Net Loss	$(5,550,432)						(5,550,432)		(5,550,432)
Unrealized Gain on Available-for-Sale Securities	7,773							7,773	7,773

Total Comprehensive Income	$(5,542,659)

Balance at December 31, 2009		6,300	6,033,110	4,036,984	37,779,845	1,123,000	(10,054,421)	51,288	34,932,822
Stock-Based Compensation						122,400			122,400
Dividends Paid on Preferred Stock							(490,500)		(490,500)
Accretion on Preferred Stock			60,000				(60,000)
Comprehensive Income:
Net Income	$1,618,523						1,618,523		1,618,523
Unrealized Gain on Available-for-Sale Securities	474							474	474

Total Comprehensive Income	$1,618,997

Balance at December 31, 2010		6,300	$6,093,110	4,036,984	$37,779,845	$1,245,400	$8,986,398	$51,762	$36,183,719

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2010 and 2009

	2010	2009
OPERATING ACTIVITIES
Net Income (Loss)	$1,618,523	$(5,550,432)
Adjustments to Reconcile Net Income (Loss) to Net Cash From Operating Activities:
Depreciation and Amortization	195,559	171,251
Stock-Based Compensation	122,400	265,000
Deferred Taxes	(1,000)	1,099,000
Provision for Loan Losses	2,394,000	5,820,000
Other Real Estate Owned Write down and Loss on Sale	—	639,474
Loans Originated for Sale	(6,084,517)	(11,759,865)
Proceeds from Sale of Loans	6,485,462	12,070,674
Gain on Sale of OREO	(329,445)	—
Gain on Sale of SBA Loans	(385,861)	(224,468)
Prepaid FDIC Assessment	—	(1,123,649)
Other Items	524,710	(951,466)

NET CASH FROM OPERATING ACTIVITIES	4,539,831	455,519
INVESTING ACTIVITIES
Net Change in Time Deposits in Other Banks	8,142,616	(13,678,151)
Purchase of Securities Available for Sale	—	(2,054,999)
Proceeds from Maturities of Securities Available for Sale	1,180,000	1,000,000
Net Increase in Loans	(40,197,266)	(22,699,844)
Proceeds from the Sale of Other Real Estate Owned	656,195	45,450
Purchases of Federal Home Loan Bank and Other Bank Stock	(260,800)	—
Purchases of Premises and Equipment	(266,834)	(29,102)

NET CASH FROM INVESTING ACTIVITIES	(30,746,089)	(37,416,646)
FINANCING ACTIVITIES
Net Increase in Demand Deposits and Savings Accounts	56,588,461	58,702,033
Net Decrease in Time Deposits	(4,641,991)	(20,014,861)
Net Change in Other Borrowings	(1,246,172)	(15,000,000)
Proceeds from Issuance of Preferred Stock, Net	—	5,978,110
Payment of Dividends on Preferred Stock	(490,500)	(177,125)

NET CASH FROM FINANCING ACTIVITIES	50,209,798	29,488,157

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24,003,540	(7,472,970)
Cash and Cash Equivalents at Beginning of Period	15,557,560	23,030,530

CASH AND CASH EQUIVALENTS AT END OF YEAR	$39,561,100	$15,557,560

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$3,554,407	$5,005,626
Taxes Paid, net	$355,398	$287,070
Transfer of Loans to Other Real Estate Owned	$991,926	$499,040
Loans to Facilitate the Sale of Other Real Estate Owned	$2,507,500	$214,116

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

        The Bank has been incorporated in the State of California and organized as a single operating segment that operates three branches in Manhattan Beach, Costa Mesa and Long Beach, California. The Bank's primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and individuals.

Subsequent Events

        The Bank has evaluated subsequent events for recognition and disclosure through March 18, 2011, which is the date the financial statements were available to be issued.

Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Cash and Due From Banks

        Banking regulations require that banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. The Bank was in compliance with its reserve requirements as of December 31, 2010.

        The Bank maintains amounts due from banks, which may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

Investment Securities

        Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

        Investments not classified as trading securities nor as held-to-maturity securities are classified as available-for-sale securities and recorded at fair value. Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as an amount net of taxes as a separate component of other comprehensive income included in shareholders' equity. Premiums or discounts on held-to-maturity and available-for-sale securities are amortized or accreted into income using the interest method. Realized gains or losses on sales of held-to-maturity or available-for-sale securities are recorded using the specific identification method.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Management evaluates securities for other-than-temporary impairment ("OTTI") on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows; OTTI related to credit loss, which must be recognized in the income statement and; OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans Held for Sale

        SBA loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any servicing asset or liability. Gains and loses on sales of loans are included in noninterest income.

Loans

        Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

        Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

        Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on the contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectability. When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan's principal balance is deemed collectible. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

        The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

        The allowance consists of specific and general reserves. Specific reserves relate to loans that are individually classified as impaired. The Bank considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Factors considered by the Bank in determining impairment include payment status, collateral value, and the probability of collecting all amounts when due. Measurement of impairment is based on the expected future cash flows of an impaired loan, which are to be discounted at the loan's effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan. The Bank selects the measurement method on a loan-by-loan basis except that collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral. The Bank recognizes interest income on impaired loans based on its existing methods of recognizing interest income on nonaccrual loans. Loans, for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

        If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

        Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan's effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Bank determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

        General reserves cover non-impaired loans and are based on management's judgment using historical loss experience data for each portfolio segment, adjusted for the effects of qualitative or environmental factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio segment's established loss factors. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions, changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the volume and severity of past due, nonaccrual and other adversely graded loans; changes in the loan review system; changes in the value of the underlying

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

        Portfolio segments identified by the Bank include construction and land development, real estate—other, commercial and consumer loans. Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans and credit scores, debt-to income, collateral type and loan-to-value ratios for consumer loans.

Transfers of Financial Assets

        Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Bank, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Servicing Rights

        Servicing rights are recognized separately when they are acquired through sale of loans. Servicing rights are initially recorded at fair value with the income statement effect recorded in gain on sale of loans. Fair value is based on a valuation model that calculates the present value of estimated future cash flows from the servicing assets. The valuation model uses assumptions that market participants would use in estimating cash flows from servicing assets, such as the cost to service, discount rates and prepayment speeds. The Bank compares the valuation model inputs and results to published industry data in order to validate the model results and assumptions. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.

        Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to the carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. For purposes of measuring impairment, the Bank has identified each servicing asset with the underlying loan being serviced. A valuation allowance is recorded where the fair value is below the carrying amount of the asset. If the Bank later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and changes in the discount rates.

        Servicing fee income which is reported on the income statement as servicing income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal and recorded as income when earned. The amortization of servicing rights and changes in the valuation allowance are netted against loan servicing income.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Real Estate Owned

        Real estate acquired by foreclosure or deed in lieu of foreclosure is recorded at fair value at the date of foreclosure, establishing a new cost basis by a charge to the allowance for loan losses, if necessary. Other real estate owned is carried at the lower of the Bank's carrying value of the property or its fair value, less estimated costs of disposition. Fair value is based on current appraisals less estimated selling costs. Any subsequent write-downs are charged against operating expenses. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other operating expenses.

Premises and Equipment

        Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to seven years for furniture, equipment and computer equipment. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Advertising Costs

        The Bank expenses the costs of advertising in the period incurred.

Comprehensive Income

        Changes in unrealized gain on available-for-sale securities are the only component of accumulated other comprehensive income for the Bank.

Income Taxes

        Deferred income taxes are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements. A valuation allowance is established to reduce the deferred tax asset to the level at which it is "more likely than not" that the tax asset or benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss carryforwards depends on having sufficient taxable income of an appropriate character within the carryforward periods.

        The Bank has adopted guidance issued by the Financial Accounting Standards Board ("FASB") that clarifies the accounting for uncertainty in tax positions taken or expected to be taken on a tax return and provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by taxing authorities. Interest and penalties related to uncertain tax positions are recorded as part of income tax expense.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

        In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit as described in Note K. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Earnings Per Share ("EPS")

        Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Federal Home Loan Bank ("FHLB") Stock

        The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on the ultimate recovery of par value. Both cash and stock dividends are reported as income.

Stock-Based Compensation

        The Bank recognizes the cost of employee services received in exchange for awards of stock options, or other equity instruments, based on the grant-date fair value of those awards. This cost is recognized over the period which an employee is required to provide services in exchange for the award, generally the vesting period.

Fair Value Measurement

        Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

  Level 1:    Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

  Level 2:    Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

  Level 3:    Significant unobservable inputs that reflect a Bank's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        See Note M for more information and disclosures relating to the Bank's fair value measurements.

Reclassification

        Certain reclassifications have been made in the 2009 consolidated financial statements to conform to the presentation used in 2010. These classifications are of a normal recurring nature.

Adoption of New Accounting Standards

        In July 2010, accounting standards were amended to require significantly more information about the credit quality of the Bank's loan portfolio. Although this statement addresses only disclosure and does not seek to change recognition or measurement, the disclosure represents a meaningful change in practice. New period-end related disclosures are reflected in these financial statements while new activity related disclosures will be effective in 2011.

        In June 2009, accounting standards were amended to clarify when a transferor has surrendered control over transferred financial assets and thus is entitled to account for the transfer as a sale. The amendments establish specific conditions for accounting for the transfer of a financial asset, or a portion of a financial asset, as a sale. This guidance was effective for transfers occurring on or after January 1, 2010 and impacted when a loan participation or SBA loan sale could be accounted for as a sale and the related transferred asset derecognized by the Bank. Adoption of the standard by the Bank in 2010 did not have a material impact on its balance sheet or statement of operations other than a three month delay in the recognition of the sale and related gain on SBA loan sales due to the existence of recourse provisions commonly found in SBA loan sale agreements. See Note F for additional details about the impact of this new accounting standard in 2010.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE B—INVESTMENT SECURITIES

        Debt and equity securities have been classified in the statements of condition according to management's intent. The carrying amount of securities and their approximate fair values at December 31 were as follows:

	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Losses	Fair Value
Available-for-Sale:
December 31, 2010
U.S. Government
Agency Securities	$1,717,359	$51,762	$—	$1,769,121
State and Municipal Securities	3,270,000	—	—	3,270,000

	$4,987,359	$51,762	$—	$5,039,121

December 31, 2009
U.S. Government
Agency Securities	$2,746,618	$51,288	$—	$2,797,906
State and Municipal Securities	3,450,000	—	—	3,450,000

	$6,196,618	$51,288	$—	$6,247,906

        Investment securities carried at approximately $1,769,000 and $1,755,000 at December 31, 2010 and 2009, respectively, were pledged to secure public deposits and for other purposes as permitted or required by law.

        The scheduled maturities of securities at December 31, 2010 were as follows:

	Available-for-Sale
	Amortized Cost	Fair Value
Due in One Years to Three Years	$1,717,359	$1,769,121
Due from Three Years to Five Years	—	—
Due after Ten Years	3,270,000	3,270,000

	$4,987,359	$5,039,121

NOTE C—LOANS

        The Bank's loan portfolio consists primarily of loans to borrowers within Southern California. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank's market area and, as a result, the Bank's loan and collateral portfolios are, to some degree, concentrated in those industries.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE C—LOANS (Continued)

        A summary of the changes in the allowance for loan losses as of December 31 follows:

	2010	2009
Beginning Balance	$6,869,910	$5,103,949
Additions to the Allowance Charged to Expense	2,394,000	5,820,000
Recoveries on Loans Charged Off	29,956	112,621

	9,293,866	11,036,570
Less Loans Charged Off	(3,351,877)	4,166,660)

Ending Balance	$5,941,989	$6,869,910

        The following table presents the balance in the allowance for loan losses and the recorded investment in loans by impairment method as of December 31, 2010 (dollars in thousands):

	Evaluated for Impairment
Allowances for Loan Losses	Individually	Collectively	Total
Construction and Land Development	$—	$91	$91
Real Estate—Other	130	3,692	3,822
Commercial	162	1,728	1,890
Consumer	—	139	139

	$292	$5,650	$5,942

	Evaluated for Impairment
Loans	Individually	Collectively	Total
Construction and Land Development	$1,171	$2,666	$3,837
Real Estate—Other	8,198	131,496	139,694
Commercial	519	111,649	112,168
Consumer	—	228	228

	$9,888	$246,039	$255,927

        The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial real estate and commercial and industrial loans. This analysis is performed on an ongoing basis as new information is obtained. The Bank uses the following definitions for risk ratings:

        Special Mention—Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE C—LOANS (Continued)

        Substandard—Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

        Impaired—A loan is considered impaired, when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.

        Loans listed as pass include larger non-homogeneous loans not meeting the risk rating definitions above and smaller, homogeneous loans not assessed on an individual basis.

        Based on the most recent analysis performed, the risk category of loans by class of loans is as follows as of December 31 (dollars in thousands):

	Pass	Special Mention	Substandard	Impaired	Total
December 31, 2010
Construction and Land Development	$2,666	$—	$—	$1,171	$3,837
Real Estate—Other
1 - 4 Family Residential	28,554	—	—	—	28,554
Commercial Real Estate and Other	95,954	—	6,988	8,198	111,140
Commercial	109,639	—	2,010	519	112,168
Consumer	228	—	—	—	228

	$237,041	$—	$8,998	$9,888	$255,927

        Past due and nonaccrual loans were as follows as of December 31 (dollars in thousands):

	Still Accruing
	30 - 89 Days Past Due	Over 90 Days Past Due	Nonaccrual
December 31, 2010
Construction and Land Development	$—	$—	$1,171
Real Estate—Other
1 - 4 Family Residential	—	—	—
Commercial Real Estate and Other	—	—	5,370
Commercial	9	—	208
Consumer	—	—	—

	$9	$—	$6,749

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE C—LOANS (Continued)

        Individually impaired loans were as follows as of December 31 (dollars in thousands):

	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
December 31, 2010
With no Related Allowance Recorded
Construction and Land Development	$1,171	$1,171	$—	$1,180	$—
Real Estate—Other
1 - 4 Family Residential	—	—	—	—	—
Commercial Real Estate and Other	7,276	7,276	—	8,409	242
Commercial	172	172	—	180	7
Consumer	—	—	—	—	—
With an Allowance Recorded
Construction and Land Development	—	—	—	—	—
Real Estate—Other
1 - 4 Family Residential	—	—	—	—	—
Commercial Real Estate and Other	922	922	130	944	51
Commercial	347	347	162	384	20
Consumer	—	—	—	—	—

	$9,888	$9,888	$292	$11,097	$320

        The Bank has pledged certain loans as collateral for borrowings. These loans totaled approximately $246.9 million as of December 31, 2010. See Note F for more information on these borrowing arrangements.

        The following is a summary of the investment in impaired loans, the related allowance for loan losses, income recognized thereon and information pertaining to nonaccrual and past due loans as of December 31:

2009
Recorded Investment in Impaired Loans	$5,957,000
Related Allowance for Loan Losses	$213,000
Average Recorded Investment in Impaired Loans	$3,954,000
Interest Income Recognized During Impairment	$16,000
Loans on Nonaccrual	$5,957,000
Loans Past Due over 90 Days Still Accruing	$—

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE C—LOANS (Continued)

        The Bank also originated SBA loans and other governmental guaranteed loans which it periodically sells to governmental agencies and institutional investors. Revenues generated from the origination of loans guaranteed by the Small Business Administration under its various programs and sale of the guaranteed portions of those loans contribute to the Bank's income. Funding for these SBA programs depends on annual appropriations by the U.S. Congress.

        The Bank was servicing approximately $49,985,000 and $43,925,000 in SBA loans previously sold as of December 31, 2010 and 2009, respectively. The Bank has recorded servicing assets related to these loans totaling $184,671 and $282,951 as of December 31, 2010 and 2009, respectively. The estimated fair value of the servicing assets approximated the carrying value as of December 31, 2010 and 2009. Fair value is estimated by discounting estimated future cash flows from the servicing assets using discount rates that approximate current market rates over the expected lives of the loans being serviced. For purposes of measuring impairment, the Bank has identified each servicing asset with the underlying loan being serviced. A valuation allowance is recorded where the fair value is below the carrying amount of the asset.

NOTE D—PREMISES AND EQUIPMENT

        A summary of premises and equipment as of December 31 follows:

	2010	2009
Leasehold Improvements	$245,040	$207,868
Furniture, Fixtures, and Equipment	690,524	538,574
Computer Equipment	451,479	373,766

	1,387,043	1,120,208
Less Accumulated Depreciation and Amortization	(1,046,556)	(850,996)

	$340,487	$269,212

        The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense.

        The Bank has entered into several leases for its branches, which expire at various dates through 2018. These leases include provisions for periodic rent increases as well as payment by the lessee of certain operating expenses. Rental expense relating to these leases was approximately $411,000 and $295,000 for the years ended December 31, 2010 and 2009, respectively.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE D—PREMISES AND EQUIPMENT (Continued)

        At December 31, 2010 the future lease rental payable under noncancellable operating lease commitments for the Bank's branches and business loan centers were as follows:

2011	$362,339
2012	203,109
2013	205,939
2014	208,856
2015	211,860
Thereafter	239,919

$1,432,022

        The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense.

NOTE E—DEPOSITS

        At December 31, 2010 the scheduled maturities of time deposits are as follows:

2011	$7,975,008
2012	5,447,657
2013	4,337,371
2014	82,593
2015	917,086
Thereafter	8,363,000

$27,122,715

NOTE F—BORROWING ARRANGEMENTS

        The Bank may borrow up to $11,000,000 overnight on an unsecured basis from three of its correspondent banks. As of December 31, 2010, no amounts were outstanding under these arrangements.

        The Bank has borrowing capacity of $51.7 million from the Federal Reserve Bank discount window. The Bank has pledged loans of approximately $80.7 million as collateral for this line.

        The Bank also has a borrowing arrangement with the Federal Home Loan Bank of San Francisco ("FHLBSF") secured by various loans. As of December 31, 2010, the Bank has remaining borrowing capacity of $34.4 million after its existing advances with the FHLBSF and was collateralized by loans of approximately $166.2 million.

        As of December 31, 2010, other borrowings consist of SBA loans sold in the fourth quarter of 2010. Certain recourse provision in SBA sales agreements cause a delay in the recognition of the sale transaction under current accounting standards. Proceeds from SBA loan sales are recognized as a secured borrowing until the recourse provisions expire, which is typically three months after the settlement date. Upon expiration of the recourse provisions, the Bank recognizes a gain on the sale and

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE F—BORROWING ARRANGEMENTS (Continued)

derecognizes the loan receivable and the related secured borrowing. During February 2011, the recourse provisions have been lifted; therefore, gains will be recognized upon loan settlement.

NOTE G—OTHER EXPENSES

        Other expenses as of December 31 are comprised of the following:

	2010	2009
Data Processing	$268,707	$253,015
Marketing and Business Promotion	210,374	162,958
Professional Fees	447,625	235,148
Office Expenses	331,496	269,146
Insurance	39,642	46,597
Director Fees and Expenses	184,345	214,517
Regulatory Expense	418,207	412,765
Collection Expenses	50,590	911,426
Other Expenses	351,217	302,699

	$2,302,203	$2,808,271

NOTE H—EARNINGS PER SHARE ("EPS")

        The following is a reconciliation of net income (loss) and shares outstanding to the income and number of shares used to compute EPS:

	2010		2009
	Income	Shares	Loss	Shares
Net Income (Loss) as Reported	$1,618,523		$(5,550,432)
Accretion of Preferred Stock	(60,000)		(55,000)
Dividends Paid on Preferred Stock	(490,500)		(177,125)
Weighted Average Shares Outstanding		4,036,484		4,036,984

Used in Basic EPS	1,068,023	4,036,484	(5,782,557)	4,036,984
Dilutive Effect of Outstanding:
Stock Options		—		—
Restricted Stock Grants		21,042	—	—

Used in Dilutive EPS	$1,068,023	4,057,526	$(5,782,557)	4,036,984

        At December 31, 2010 and 2009 there were 551,300 and 505,750 stock options, respectively, that could potentially dilute earnings per share that were not included in the computation of diluted earnings per share because to do so would have been antidilutive.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE I—INCOME TAXES

        The income tax expense for the years ended December 31, is comprised of the following:

	2010	2009
Current Taxes:
Federal	$—	$(1,099,800)
State	1,000	800

	1,000	(1,099,000)
Deferred	(1,000)	1,099,000

	$—	$—

        Deferred taxes are a result of differences between income tax accounting and generally accepted accounting principles with respect to income and expense recognition. The following is a summary of the components of the net deferred tax asset accounts recognized in the accompanying statements of financial condition at December 31:

	2010	2009
Deferred Tax Assets:
Allowance for Loan Losses Due to Tax Limitations	$1,615,000	$2,306,000
Stock-Based Compensation	110,000	99,000
Operating Loss Carryforwards and Tax Credits	1,517,000	484,000
Other Real Estate Owned	—	1,282,000
Other	785,000	533,000

	4,027,000	4,704,000
Valuation Allowance	(3,282,000)	(3,939,000)
Deferred Tax Liabilities:
Depreciation Differences	(27,000)	(13,000)
Loan Fees	(448,000)	(487,000)
Other	(99,000)	(95,000)

	(574,000)	(595,000)

Net Deferred Tax Assets	$171,000	$170,000

        The valuation allowance was established because the Bank has not reported earnings sufficient enough to support the full recognition of the deferred tax assets. The Bank has net operating loss carryforwards of approximately $2,841,000 for Federal and $7,707,000 for California franchise tax purposes. Net operating loss carryforwards, to the extent not used will expire in 2030.

        The Bank is subject to federal and California franchise tax. Income tax returns for the years ended December 31, 2009, 2008 and 2007 are open to audit by the federal authorities and income tax returns for the years ended December 31, 2009, 2008, 2007 and 2006 are open to audit by California authorities. Unrecognized tax benefits are not expected to significantly increase or decrease within the next twelve months.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE I—INCOME TAXES (Continued)

        A comparison of the federal statutory income tax rates to the Bank's effective income tax rates at December 31 follows:

	2010		2009
	Amount	Rate	Amount	Rate
Tax Expense at Statutory Rate	$550,000	34.0%	$(1,887,000)	(34.0)%
State Franchise Tax, Net of Federal Benefit	53,000	3.3%	(439,000)	(7.9)%
Stock-Based Compensation	24,000	1.5%	90,000	1.6%
Valuation Allowance	(656,000)	(40.5)%	2,272,000	41.0%
Other Items	29,000	1.7%	(36,000)	(0.7)%

	$—	—	$—	—

NOTE J—RELATED PARTY TRANSACTIONS

        Deposits from certain directors, officers and their related interests with which they are associated held by the Bank at December 31, 2010 and 2009 amounted to approximately $7,097,000 and $15,227,000, respectively.

NOTE K—COMMITMENTS

        In the ordinary course of business, the Bank enters into financial commitments to meet the financing needs of its customers. These financial commitments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk not recognized in the Bank's financial statements.

        The Bank's exposure to loan loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

        As of December 31, 2010 and 2009, the Bank had the following outstanding financial commitments whose contractual amount represents credit risk:

	2010	2009
Commitments to Extend Credit	$49,276,000	$36,321,000
Letters of Credit	795,000	569,000

	$50,071,000	$36,890,000

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements. The Bank evaluates each client's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank is based on management's credit evaluation of

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE K—COMMITMENTS (Continued)

the customer. The majority of the Bank's commitments to extend credit and standby letters of credit are secured by real estate.

NOTE L—STOCK BASED COMPENSATION

        The Bank's 2003 Stock Plan was approved by its shareholders in May 2003. Under the terms of the 2003 Stock Plan, officers and key employees may be granted both nonqualified and incentive stock options and directors and other consultants, who are not also an officer or employee, may only be granted nonqualified stock options. The Plan provides for options to purchase 1,100,000 shares of common stock at a price not less than 100% of the fair market value of the stock on the date of grant. However, at the time of any grant of an option under this plan, the total number of shares that may be optioned and sold under the Plan, taking into consideration all previously issued option grants, shall be limited to no more than 15% of the total number of shares of stock issued and outstanding. Based on this limitation, the maximum number of shares which could have been granted as of December 31, 2010 was 605,563. Stock options expire no later than five to ten years from the date of the grant and generally vest over four years. The Plan provides for accelerated vesting if there is a change of control, as defined in the Plan. The Bank recognized stock-based compensation cost of $122,400 and $265,000 in 2010 and 2009, respectively. Tax benefits in 2010 and 2009 related to stock-based compensation were approximately $22,000 and $43,000, respectively.

        The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions presented below:

	2010	2009
Expected Volatility	34.08%	28.73%
Expected Term	5.1 Years	6.3 Years
Expected Dividends	None	None
Risk Free Rate	1.79%	2.60%
Grant Date Fair Value	$1.74	$1.63

        Since the Bank has a limited amount of historical stock activity the expected volatility is based on the historical volatility of similar banks that have a longer trading history. The expected term represents the estimated average period of time that the options remain outstanding. Since the Bank does not have sufficient historical data on the exercise of stock options, the expected term is based on the "simplified" method that measures the expected term as the average of the vesting period and the contractual term. The risk free rate of return reflects the grant date interest rate offered for zero coupon U.S. Treasury bonds over the expected term of the options.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE L—STOCK BASED COMPENSATION (Continued)

        A summary of the status of the Bank's stock option plan as of December 31, 2010 and changes during the year ending thereon is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at Beginning of Year	505,750	$10.15
Granted	120,600	$5.24
Exercised	—	$—
Forfeited	(75,050)	$9.83

Outstanding at End of Year	551,300	$9.12	4.4 Years	None

Options Exercisable	386,888	$10.72	3.7 Years	None

        As of December 31, 2010, there was approximately $262,000 of total unrecognized stock-based compensation cost that will be recognized over a weighted average period of 2.1 years.

        The Bank grants restricted common stock in connection with its annual incentive programs. As of December 31, 2010 restricted stock of 42,517 shares will vest upon the repayment of the preferred stock or upon the U.S. Treasury no longer holding any of the preferred stock. As of December 31, 2010 restricted stock of 31,882 shares will vest over a three year period provided certain annual and net income goals are met. The Bank recognized compensation costs of approximately $245,000 and $235,500 for 2010 and 2009, respectively. Tax benefits related to the restricted stock grants were approximately $100,000 and $97,000 for 2010 and 2009, respectively. A summary of the restricted stock activity during the year ended December 31, 2010, is presented below:

	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1, 2010	18,988	$3.95
New Stock Grants	55,411	$4.25
Shares Vested and Issued	—	$—
Shares Forfeited	—	$—

Nonvested at December 31, 2010	74,399	$4.17

NOTE M—FAIR VALUE MEASUREMENT

        The following is a description of valuation methodologies used for assets and liabilities recorded at fair value:

        Securities:    The fair values of securities available for sale are determined by matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for specific securities but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2).

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE M—FAIR VALUE MEASUREMENT (Continued)

        Collateral-Dependent Impaired Loans:    The Bank does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect partial write-downs, through charge-offs or specific reserve allowances, that are based on the current appraised or market-quoted value of the underlying collateral. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants (Level 3).

        Other Real Estate Owned:    Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned are measured at the lower of the carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property, resulting in a level 3 classification. In cases where the carrying amount exceeds the fair value, less cost to sell, an impairment loss is recognized.

        The following table provides the hierarchy and fair value for each major category of assets and liabilities measured at fair value at December 31, 2010 and 2009:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
December 31, 2010
Assets measured at fair value on a recurring basis
Securities Available for Sale	$—	$5,039,000	$—	$5,039,000
Assets measured at fair value on a non-recurring basis
Collateral-Dependent Impaired Loans, Net of Specific Reserves	$—	$—	$2,294,000	$2,294,000
Other Real Estate Owned	$—	$—	$162,000	$162,000
December 31, 2009
Assets measured at fair value on a recurring basis
Securities Available for Sale	$—	$6,248,000	$—	$6,248,000
Assets measured at fair value on a non-recurring basis
Collateral-Dependent Impaired Loans, Net of Specific Reserves	$—	$—	$3,108,000	$3,108,000
Other Real Estate Owned	$—	$—	$2,100,000	$2,100,000

        Collateral-dependent impaired loans, which are measured for impairment using the fair value of the collateral, had a carrying value of approximately $2,301,000 and $3,321,000, with specific reserves of approximately $7,000 and $213,000 as of December 31, 2010 and 2009, respectively.

        Other real estate owned which is measured at the lower of carrying amount or fair value less costs to sell, had a carrying amount of approximately $162,000 at December 31, 2010 with no write downs during 2010. As of December 31, 2009, other real estate owned had a carrying amount of approximately $2,100,000 after a write down of $400,000 charged to expense in 2009.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE N—FAIR VALUE OF FINANCIAL INSTRUMENTS

        The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding the current interest rate environment and future expected loss experience, economic conditions, cash flows and risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

        Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business, and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates

        The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

        The carrying amounts of cash, short-term investments, due from customers on acceptances, and Bank acceptances outstanding are considered to approximate fair value. Short-term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with Banks. The fair values of investment securities, including available for sale, are generally based on matrix pricing. The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

Financial Liabilities

        The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of long-term debt is based on rates currently available to the Bank for debt with similar terms and remaining maturities.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE N—FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Off-Balance Sheet Financial Instruments

        The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

	2010		2009
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets:
Cash and Cash Equivalents	$39,561	$39,561	$15,558	$15,558
Time Deposits in Financial Institutions	7,334	7,334	15,477	15,477
Investment Securities	5,039	5,039	6,248	6,248
Loans, net	249,795	255,569	210,491	226,928
FHLB and Other Bank Stock	1,253	1,253	992	992
Accrued Interest Receivable	1,040	1,040	981	981
Financial Liabilities:
Deposits	264,029	266,168	212,083	214,376
Other Borrowings	3,754	3,754	5,000	5,024
Accrued Interest and Other Liabilities	3,815	3,815	3,305	3,305

NOTE O—REGULATORY MATTERS

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2010, that the Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 2010, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank's category). To be categorized as well capitalized, the Bank must maintain minimum ratios as set forth in the table below.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2010 and 2009

NOTE O—REGULATORY MATTERS (Continued)

The following table also sets forth the Bank's actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
	Actual		For Capital Adequacy Purposes		To Be Well- Capitalized Under Prompt Corrective Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2010:
Total Capital (to Risk-Weighted Assets)	$39,450	15.0%	$21,085	8.0%	$26,356	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$36,121	13.7%	$10,542	4.0%	$15,813	6.0%
Tier 1 Capital (to Average Assets)	$36,121	11.8%	$12,246	4.0%	$15,308	5.0%
As of December 31, 2009:
Total Capital (to Risk-Weighted Assets)	$37,944	15.6%	$19,475	8.0%	$24,343	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$34,854	14.3%	$9,737	4.0%	$14,606	6.0%
Tier 1 Capital (to Average Assets)	$34,854	13.6%	$10,290	4.0%	$12,863	5.0%

        The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of the Bank's undivided profits or the Bank's net income for its last three fiscal years less the amount of any distribution made by the Bank's shareholders during the same period without the approval in advance of the Commissioner of California Department of Financial Institutions.

NOTE P—PREFERRED STOCK

        On January 30, 2009 in connection with the Troubled Assets Relief Program ("TARP"), the Bank received $6,000,000 from the U.S. Treasury in exchange for the issuance 6,000 shares of the Bank's Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A and a related warrant for 300 shares of the Bank's Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, which represents 5% of the Series A Preferred Stock. The aggregate redemption price of both Series A and Series B Preferred Stock will be $6,300,000. The difference between the aggregate redemption price and net proceeds or $300,000 will be accreted against retained earnings over the estimated five-year life of the Preferred Stock reducing the reported income available for common shareholders.

        Both Series A and Series B Preferred Stock will qualify as Tier 1 capital. The Preferred Stock, Series A will pay non-cumulative dividends at a rate of 5% per year for the first five years and 9% per year thereafter. The Preferred Stock, Series B will pay non-cumulative dividends at a rate of 9% per year. The Series A Preferred Stock may be redeemed by the Bank after three years. The Series B Preferred Stock may be redeemed after all of the Series A Preferred Stock has been redeemed.

BEACH BUSINESS BANK

STATEMENTS OF FINANCIAL CONDITION

Unaudited

	June 30, 2011	December 31, 2010
ASSETS
Cash and Due from Banks	$8,961,028	$6,128,506
Interest-Bearing Deposits in Financial Institutions	6,531,325	6,272,594
Federal Funds Sold	25,440,000	27,160,000

TOTAL CASH AND CASH EQUIVALENTS	40,932,353	39,561,100
Time Deposits in Financial Institutions	8,880,380	7,334,368
Investment Securities Available for Sale	6,821,176	5,039,121
Loans:
Construction and Land Development	6,038,358	3,837,446
Real Estate—Other	140,931,342	139,693,329
Commercial	102,002,558	112,167,537
Consumer	101,616	228,237

TOTAL LOANS	249,073,874	255,926,549
Net Deferred Loan (Fees) Costs	(329,656)	(189,834)
Allowance for Loan Losses	(6,019,867)	(5,941,989)

NET LOANS	242,724,351	249,794,726
Accrued Interest	941,157	983,604
Premises and Equipment	354,181	340,487
Federal Home Loan and Other Bank Stock, at Cost	1,447,846	1,252,947
Other Real Estate Owned ("OREO")	—	161,854
Other Assets	2,107,859	3,314,030

	$304,209,303	$307,782,237

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

STATEMENTS OF FINANCIAL CONDITION (Continued)

Unaudited

	June 30, 2011	December 31, 2010
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-Bearing Demand	$62,904,037	$62,740,333
Interest-bearing Demand	14,095,499	15,171,433
Money Market Accounts	39,330,581	38,381,090
Savings	121,483,846	120,613,914
Time Deposits Under $100,000	18,474,670	19,558,140
Time Deposits $100,000 and Over	6,822,683	7,564,575

TOTAL DEPOSITS	263,111,316	264,029,485
Other Borrowings	—	3,753,828
Accrued Interest and Other Liabilities	4,047,534	3,815,205

TOTAL LIABILITIES	267,158,850	271,598,518
Commitments and Contingencies	—	—
Shareholders' Equity:
Preferred Stock—10,000,000 Shares Authorized, No Par Value, Series A Shares and Series B Shares Issued and Outstanding 6,000 and 300, Respectively	6,123,110	6,093,110
Common Stock—30,000,000 Shares Authorized, No Par Value; Shares Issued and Outstanding, 4,036,984 in 2011 and 2010	37,779,845	37,779,845
Additional Paid-in Capital	1,293,400	1,245,400
Accumulated Deficit	(8,182,149)	(8,986,398)
Accumulated Other Comprehensive Income—Unrecognized Gain on Available-for-Sale Securities	36,247	51,762

TOTAL SHAREHOLDERS' EQUITY	37,050,453	36,183,719

	$304,209,303	$307,782,237

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2011 and 2010

Unaudited

	For the Six Months Ended
	June 30, 2011	June 30, 2010
INTEREST INCOME
Interest and Fees on Loans	$7,606,707	$6,748,014
Interest on Interest-Bearing Deposits	52,902	108,650
Interest on Investment Securities	109,894	106,547
Interest on Federal Funds Sold	16,192	18,882

TOTAL INTEREST INCOME	7,785,695	6,982,093
INTEREST EXPENSE
Interest-bearing demand deposits	44,809	62,965
Interest on Money Market	164,928	167,453
Interest on Savings	622,696	906,074
Interest on Time Deposits	469,521	622,949
Interest on Other Borrowings	54	93,599

TOTAL INTEREST EXPENSE	1,302,008	1,853,040

NET INTEREST INCOME	6,483,687	5,129,053
Provision for Loan Losses	686,000	860,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,797,687	4,269,053
NONINTEREST INCOME
Service Charges, Fees and Other	291,186	244,888
Loan Servicing	201,022	176,574
Recovery of Collection Expense	—	279,140
Gain on Sale of Loans	608,989	85,681
Gain on Sale of OREO	1,900	170,000

	1,103,097	956,283
NONINTEREST EXPENSE
Salaries and Employee Benefits	3,335,618	2,729,829
Occupancy and Equipment Expense	550,780	497,468
Data Processing Expense	160,762	129,066
Professional Services Expense	424,069	283,319
FDIC Insurance Expense	230,257	196,411
OREO Expense	25,875	7,165
Other Expenses	1,175,674	773,923

	5,903,035	4,617,181

INCOME BEFORE INCOME TAXES	997,749	608,155
Income Taxes	—	—

NET INCOME	997,749	608,155
Less Preferred Stock Dividends and Discount Accretion	(193,500)	(357,000)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$804,249	$251,155

NET INCOME PER SHARE—BASIC	$0.20	$0.06

NET INCOME PER SHARE—DILUTED	$0.20	$0.06

BEACH BUSINESS BANK

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

For the Year Ended December 31, 2010 and the Six Months Ended June 30, 2011

		Preferred Stock		Common Stock
								Accumulated Other Comprehensive Income
	Comprehensive Income	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit		Total
Balance at December 31, 2009		6,300	$6,033,110	4,036,984	$37,779,845	$1,123,000	$(10,054,421)	$51,288	$34,932,822
Stock-Based Compensation						122,400			122,400
Dividends Paid on Preferred Stock							(490,500)		(490,500)
Accretion on Preferred Stock			60,000				(60,000)		—
Comprehensive Income:
Net Income	$1,618,523						1,618,523		1,618,523
Unrealized Gain on Available-for-Sale Securities	474							474	474

Total Comprehensive Income	$1,618,997

Balance at December 31, 2010		6,300	6,093,110	4,036,984	37,779,845	1,245,400	(8,986,398)	51,762	36,183,719
Stock-Based Compensation						48,000			48,000
Dividends Paid on Preferred Stock							(163,500)		(163,500)
Accretion on Preferred Stock			30,000				(30,000)		—
Comprehensive Income:
Net Income	$997,749						997,749		997,749
Unrealized Loss on Available-for-Sale Securities	(15,515)							(15,515)	(15,515)

Total Comprehensive Income	$982,234

Balance at June 30, 2011		6,300	$6,123,110	4,036,984	$37,779,845	$1,293,400	$(8,182,149)	$36,247	$37,050,453

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2011

Unaudited

	June 30, 2011	June 30, 2010
OPERATING ACTIVITIES
Net Income (Loss)	$997,749	$608,155
Adjustments to Reconcile Net Income (Loss) to Net Cash From Operating Activities:
Depreciation and Amortization	99,545	92,651
Stock-Based Compensation	48,000	69,000
Provision for Loan Losses	686,000	860,000
Other Real Estate Owned Write down and Loss on Sale	93,632	—
Loans Originated for Sale	(7,715,843)	(1,076,877)
Proceeds from Sale of Loans	8,460,113	1,145,590
Gain on Sale of OREO	(1,900)	(170,000)
Gain on Sale of SBA Loans	(608,989)	(85,681)
Other Items	1,490,878	(490,622)

NET CASH FROM OPERATING ACTIVITIES	3,549,185	952,216
INVESTING ACTIVITIES
Net Change in Time Deposits in Other Banks	(1,546,012)	6,164,812
Purchase of Securities Available for Sale	(2,000,000)	—
Proceeds from Maturities of Securities Available for Sale	190,000	1,180,000
Net Change in Loans	6,140,433	(22,978,898)
Proceeds from the Sale of Other Real Estate Owned	178,783	550,000
Purchases of Federal Home Loan Bank and Other Bank Stock	(192,400)	(10,800)
Purchases of Premises and Equipment	(113,239)	(213,134)

NET CASH FROM INVESTING ACTIVITIES	2,657,565	(15,308,020)
FINANCING ACTIVITIES
Net Increase in Demand Deposits and Savings Accounts	907,193	25,789,256
Net Decrease in Time Deposits	(1,825,362)	(2,679,263)
Net Change in Other Borrowings	(3,753,828)	—
Payment of Dividends on Preferred Stock	(163,500)	(327,000)

NET CASH FROM FINANCING ACTIVITIES	(4,835,497)	22,782,993

INCREASE IN CASH AND CASH EQUIVALENTS	1,371,253	8,427,189
Cash and Cash Equivalents at Beginning of Period	39,561,100	15,557,560

CASH AND CASH EQUIVALENTS AT END OF YEAR	$40,932,353	$23,984,749

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$1,332,878	$1,887,386
Taxes Paid/(Refunded), net	$(1,043,161)	$261,000
Transfer of Loans to Other Real Estate Owned	$252,029	$—
Loans to Facilitate the Sale of Other Real Estate Owned	$250,000	$1,720,000

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

June 30, 2011

Unaudited

NOTE 1—Basis of Presentation

        The accompanying unaudited financial statements of Beach Business Bank (the "Bank") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations. Nevertheless, the Bank believes that the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the audited financial statements and notes thereto included in this registration statement.

        In the opinion of management, all adjustments, including normal recurring adjustments necessary to present fairly the financial position of the Bank with respect to the interim consolidated financial statements and the results of its operations for the interim period ended June 30, 2011, have been included. The results of operations for interim periods are not necessarily indicative of the results for a full year. Certain reclassifications were made to prior year's presentations to conform to the current year. These reclassifications had no material impact on the Bank's previously reported financial statements.

NOTE 2—Recently Issued Accounting Pronouncements

        In April 2011, the FASB issued an accounting standard updated to amend previous guidance with respect to troubled debt restructurings. This updated guidance is designed to assist creditors with determining whether or not a restructuring constitutes a troubled debt restructuring. In particular, additional guidance has been added to help creditors determine whether a concession has been granted and whether a debtor is experiencing financial difficulties. Both of these conditions are required to be met for a restructuring to constitute a troubled debt restructuring. The amendments in the update are effective for the first interim period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. The provisions of this update did not have a material impact on the Bank's financial position, results of operations or cash flows.

        In July 2010, the FASB updated disclosure requirements with respect to the credit quality of financing receivables and the allowance for credit losses. According to the guidance, there are two levels of detail at which credit information must be presented—the portfolio segment level and class level. The portfolio segment level is defined as the level where financing receivables are aggregated in developing a bank's systematic method for calculating its allowance for credit losses. The class level is the second level at which credit information will be presented and represents the categorization of financing related receivables at a slightly less aggregated level than the portfolio segment level. Banks are now required to provide the following disclosures as a result of this update: a rollforward of the allowance for credit losses at the portfolio segment level with the ending balances further categorized according to impairment method along with the balance reported in the related financing receivables at period end; additional disclosure of nonaccrual and impaired financing receivables by class as of period end; credit quality and past due/aging information by class as of period end; information surrounding the nature and extent of loan modifications and troubled-debt restructurings and their effect on the allowance for credit losses during the period; and detail of any significant purchases or sales of financing receivables during the period. The increased period-end disclosure requirements became

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 2—Recently Issued Accounting Pronouncements (Continued)

effective for periods ending on or after December 15, 2010, with the exception of the additional disclosures surrounding troubled-debt restructurings, which were deferred in December 2010 in order to correspond to the expected clarification guidance to be issued with respect to troubled-debt restructurings. This clarification guidance was issued in April 2010, thus, the additional disclosures surrounding troubled-debt restructurings will be required for annual and interim reporting periods beginning on or after June 15, 2011. The increased disclosures for activity within a reporting period became effective for periods beginning on or after December 15, 2010. The provisions of this update expanded the Bank's current disclosures with respect to the credit quality of our financing receivables in addition to our allowance for loan losses.

        In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. ASU 2010-06, which added disclosure requirements about significant transfers into and out of Levels 1 and 2, clarified existing fair value disclosure requirements about the appropriate level of disaggregation, and clarified that a description of the valuation techniques and inputs used to measure fair value was required for recurring and nonrecurring Level 2 and 3 fair value measurements. The Bank adopted these provisions of the ASU in preparing the Audited Financial Statements for the period ended December 31, 2010. The adoption of these provisions of this ASU, which was subsequently codified into Accounting Standards Codification Topic 820, "Fair Value Measurements and Disclosures," only affected the disclosure requirements for fair value measurements and as a result had no impact on the Bank's statements of income and condition. See Notes 9 and 10 to the Financial Statements for the disclosures required by this ASU.

        This ASU also requires that Level 3 activity about purchases, sales, issuances, and settlements be presented on a gross basis rather than as a net number as currently permitted. This provision of the ASU is effective for the Bank's reporting period ending December 31, 2011. As this provision amends only the disclosure requirements for fair value measurements, the adoption has no impact on the Bank's statements of income and condition.

NOTE 3—Investment Securities

        Debt and equity securities have been classified in the statements of condition according to management's intent. The carrying amount of securities and their approximate fair values at June 30 were as follows:

	Available-for-Sale
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
June 30, 2011
U.S. Government
Agency Securities	$3,704,929	$46,247	$(10,000)	$3,741,176
State and Municipal Securities	3,080,000	—	—	3,080,000

	$6,784,929	$46,247	$(10,000)	$6,821,176

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 3—Investment Securities (Continued)

        Investment securities carried at approximately $747,000 at June 30, 2011 were pledged to secure public deposits and for other purposes as permitted or required by law.

        The scheduled maturities of securities at June 30, 2011 were as follows:

	Available-for-Sale
	Amortized Cost	Fair Value
Due in One Year to Three Years	$704,929	$746,552
Due from Three Years to Five Years	3,000,000	2,994,624
Due after Ten Years	3,080,000	3,080,000

	$6,784,929	$6,821,176

NOTE 4—Loans

        The Bank's loan portfolio consists primarily of loans to borrowers within Southern California. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank's market area and, as a result, the Bank's loan and collateral portfolios are, to some degree, concentrated in those industries.

        A summary of the changes in the allowance for loan losses as of June 30 follows:

	30-Jun-11	31-Dec-10
Beginning Balance	$5,941,989	$6,869,910
Additions to the Allowance Charged to Expense	686,000	2,394,000
Recoveries on Loans Charged Off	13,812	29,956

	6,641,801	9,293,866
Less Loans Charged Off	(621,934)	(3,351,877)

Ending Balance	$6,019,867	$5,941,989

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 4—Loans (Continued)

        The following table presents the balance in the allowance for loan losses and the recorded investment in loans by impairment method as of June 30, 2011 (dollars in thousands):

	Construction and Land Development	Real Estate— Other	Commercial	Consumer	Total
Allowance for Loan Losses:
Beginning of Year	$91	$3,822	$1,890	$139	$5,942
Provisions	25	255	543	(137)	686
Charge-offs	—	(353)	(269)	—	(622)
Recoveries	—	—	14	—	14

	$116	$3,724	$2,178	$2	$6,020

Reserves:
Specific	$—	$18	$118	$—	$136
General	116	3,706	2,060	2	5,884

	$116	$3,724	$2,178	$2	$6,020

Evaluated for Impairment:
Individually	$1,157	$5,866	$423	$—	$7,446
Collectively	4,881	135,065	101,580	102	241,628

	$6,038	$140,931	$102,003	$102	$249,074

        The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial real estate and commercial and industrial loans. This analysis is performed on an ongoing basis as new information is obtained. The Bank uses the following definitions for risk ratings:

        Special Mention—Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

        Substandard—Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

        Impaired—A loan is considered impaired, when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 4—Loans (Continued)

        Loans listed as pass include larger non-homogeneous loans not meeting the risk rating definitions above and smaller, homogeneous loans not assessed on an individual basis.

        The risk category of loans by class of loans is as follows as of June 30, 2011 (dollars in thousands):

	Pass	Special Mention	Substandard	Impaired	Total
June 30, 2011
Construction and Land Development	$4,881	$—	$—	$1,157	$6,038
Real Estate—Other
1 - 4 Family Residential	30,121	—	117	—	30,238
Commercial Real Estate and Other	99,382	—	5,445	5,866	110,693
Commercial	99,965	—	1,615	423	102,003
Consumer	102	—	—	—	102

	$234,451	$—	$7,177	$7,446	$249,074

        Past due and nonaccrual loans were as follows as of June 30, 2011 (dollars in thousands):

	Still Accruing
	30 - 89 Days Past Due	Over 90 Days Past Due	Nonaccrual
June 30, 2011
Construction and Land Development	$—	$—	$1,157
Real Estate—Other
1 - 4 Family Residential	—	—	—
Commercial Real Estate and Other	—	—	3,084
Commercial	—	—	423
Consumer	—	—	—

	$—	$—	$4,664

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 4—Loans (Continued)

        Individually impaired loans were as follows as of June 30, 2011 (dollars in thousands):

	Unpaid Principal Balance	Average Recorded Investment	Related Allowance	Recorded Investment	Interest Income Recognized
June 30, 2011
With no Related Allowance Recorded
Construction and Land Development	$1,995	$1,157	$—	$1,164	$—
Real Estate—Other
1 - 4 Family Residential	—	—	—	—	—
Commercial Real Estate and Other	6,062	5,244	—	5,326	50
Commercial	155	150	—	153	—
Consumer	—	—	—	—	—
With an Allowance Recorded
Construction and Land Development	—	—	—	—	—
Real Estate—Other
1 - 4 Family Residential	—	—	—	—	—
Commercial Real Estate and Other	666	622	18	641	4
Commercial	482	273	118	340	—
Consumer	—	—	—	—	—

	$9,360	$7,446	$136	$7,624	$54

        The Bank has pledged certain loans as collateral for borrowings. These loans totaled approximately $244.6 million as of June 30, 2011.

        The following is a summary of the investment in impaired loans, the related allowance for loan losses, income recognized thereon and information pertaining to nonaccrual and past due loans as of June 30, 2011:

June 30, 2011
Recorded Investment in Impaired Loans	$7,446,000
Related Allowance for Loan Losses	$136,000
Average Recorded Investment in Impaired Loans	$7,624,000
Interest Income Recognized During Impairment	$54,000
Loans on Nonaccrual	$4,664,000
Loans Past Due over 90 Days Still Accruing	$—

        The Bank also originated SBA loans and other governmental guaranteed loans which it periodically sells to governmental agencies and institutional investors. Revenues generated from the origination of loans guaranteed by the Small Business Administration under its various programs and sale of the guaranteed portions of those loans contribute to the Bank's income. Funding for these SBA programs depends on annual appropriations by the U.S. Congress.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 4—Loans (Continued)

        The Bank was servicing approximately $50,115,000 in SBA loans previously sold as of June 30, 2011. The Bank has recorded servicing assets related to these loans totaling $191,000 as of June 30, 2011. The estimated fair value of the servicing assets approximated the carrying value as of June 30, 2011. Fair value is estimated by discounting estimated future cash flows from the servicing assets using discount rates that approximate current market rates over the expected lives of the loans being serviced. For purposes of measuring impairment, the Bank has identified each servicing asset with the underlying loan being serviced. A valuation allowance is recorded where the fair value is below the carrying amount of the asset.

NOTE 5—Other Expenses

        Other expenses as of June 30 are comprised of the following:

	2011	2010
Marketing and Business Promotion	$289,924	190,826
Office Expenses	182,752	178,065
Insurance	18,819	21,156
Director Fees and Expenses	89,434	96,647
Collection Expenses	335,999	151,223
Other Expenses	258,746	136,006

	$1,175,674	$773,923

NOTE 6—Earnings Per Share ("EPS")

        The following is a reconciliation of net income (loss) and shares outstanding to the income and number of shares used to compute EPS as of June 30:

	2011		2010
	Income	Shares	Income	Shares
Net Income as Reported	$997,749		$608,155
Accretion of Preferred Stock	(30,000)		(30,000)
Dividends Paid on Preferred Stock	(163,500)		(327,000)
Weighted Average Shares Outstanding		4,036,984		4,036,984
Used in Basic EPS	804,249	4,036,984	251,155	4,036,984

Dilutive Effect of Outstanding:
Stock Options		837		—
Restricted Stock Grants		42,474		10,521

Used in Dilutive EPS	$804,249	4,080,295	$251,155	4,047,505

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 6—Earnings Per Share ("EPS") (Continued)

        At June 30, 2011 and 2010 there were 567,900 and 513,050 stock options, respectively, that could potentially dilute earnings per share that were not included in the computation of diluted earnings per share because to do so would have been antidilutive.

NOTE 7—Commitments and Contingencies

        The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those commitments. Commitments to extend credit (such as the unfunded portion on lines of credit and commitments to fund new loans) as of June 30, 2011 and December 31, 2010 amount to approximately $56.6 million and $50.1 million respectively, of which approximately $1.9 million and $800,000 are related to standby letters of credit, respectively. The Bank uses the same credit policies in these commitments as for all of its lending activities. As such, the credit risk involved in these transactions is essentially the same as that involved in extending loan facilities to customers.

        Because of the nature of its activities, the Bank is from time to time subject to pending and threatened legal actions, which arise out of the normal course of their business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

NOTE 8—Stock Based Compensation

        The Bank's 2003 Stock Plan was approved by its shareholders in May 2003. Under the terms of the 2003 Stock Plan, officers and key employees may be granted both nonqualified and incentive stock options and directors and other consultants, who are not also an officer or employee, may only be granted nonqualified stock options. The Plan provides for options to purchase 1,100,000 shares of common stock at a price not less than 100% of the fair market value of the stock on the date of grant. However, at the time of any grant of an option under this plan, the total number of shares that may be optioned and sold under the Plan, taking into consideration all previously issued option grants, shall be limited to no more than 15% of the total number of shares of stock issued and outstanding. Based on this limitation, the maximum number of shares which could have been granted as of June 30, 2011 was 605,563. Stock options expire no later than five to ten years from the date of the grant and generally vest over four years. The Plan provides for accelerated vesting if there is a change of control, as defined in the Plan. The Bank has recognized stock-based compensation cost of $48,000 for the first six months ended June 30, 2011. Tax benefits related to stock-based compensation were approximately $11,000.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 8—Stock Based Compensation (Continued)

        The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions presented below:

	30-Jun-11	31-Dec-10
Expected Volatility	33.18%	34.08%
Expected Term	6.25 Years	5.1 Years
Expected Dividends	None	None
Risk Free Rate	2.56%	1.79%
Grant Date Fair Value	$2.21	$1.74

        Since the Bank has a limited amount of historical stock activity the expected volatility is based on the historical volatility of similar banks that have a longer trading history. The expected term represents the estimated average period of time that the options remain outstanding. Since the Bank does not have sufficient historical data on the exercise of stock options, the expected term is based on the "simplified" method that measures the expected term as the average of the vesting period and the contractual term. The risk free rate of return reflects the grant date interest rate offered for zero coupon U.S. Treasury bonds over the expected term of the options.

        A summary of the status of the Bank's stock option plan as of June 30, 2011 and changes during the first six months thereon is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at Beginning of Year	551,300	$9.12
Granted	19,700	$6.05
Exercised	—
Forfeited	—
Outstanding at June 30, 2011	571,000	$9.00	3.97 Years	None

Options Exercisable	393,788	$10.66	3.32 Years	None

        At June 30, 2011 there was approximately $210,000 of total unrecognized stock-based compensation cost that will be recognized over a weighted average period of 2.5 years.

        The Bank grants restricted common stock in connection with its annual incentive programs. As of June 30, 2011 restricted stock of 60,109 shares will vest upon the repayment of the preferred stock or upon the U.S. Treasury no longer holding any of the preferred stock. As of June 30, 2011 restricted stock of 59,654 shares will vest over a three year period provided certain annual and net income goals

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 8—Stock Based Compensation (Continued)

are met and 4,700 will vest over a five year period. A summary of the restricted stock activity for the first six months of 2011 is presented below:

	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at December 31, 2010	74,399	$4.17
New Stock Grants	50,064	$5.40
Shares Vested and Issued	—	$—
Shares Forfeited	—	$—

Nonvested at June 30, 2011	124,463	$4.66

NOTE 9—Fair Value Measurement

        Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

  •
  Level 1—Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

  •
  Level 2—Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

  •
  Level 3—Significant unobservable inputs that reflect a Company's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

        The following is a description of valuation methodologies used for assets and liabilities recorded at fair value:

        Securities:    The fair values of securities available for sale are determined by obtaining significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data. (Level 2)

        Collateral-Dependent Impaired Loans:    The Bank does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect (1) partial write-downs, through charge-offs or specific reserve allowances, that are based on the current appraised or market-quoted value of the underlying collateral or (2) the full charge-off of the loan carrying value. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants (Level 3).

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 9—Fair Value Measurement (Continued)

        Other Real Estate Owned:    Nonrecurring adjustment to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at the lower of carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property, resulting in a Level 3 classification. In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized.

        The following table provides the hierarchy and fair value for each major category of assets and liabilities measured at fair value at June 30, 2011 and December 31, 2010.

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
June 30, 2011
Assets measured at fair value on a recurring basis
Securities Available for Sale	$—	$6,821,000	$—	$6,821,000
Assets measured at fair value on a non-recurring basis
Collateral-Dependent Impaired Loans, Net of Specific Reserves	$—	$—	$1,939,000	$1,939,000
Other Real Estate Owned	$—	$—	$—	$—
December 31, 2010
Assets measured at fair value on a recurring basis
Securities Available for Sale	$—	$5,039,000	$—	$5,039,000
Assets measured at fair value on a non-recurring basis
Collateral-Dependent Impaired Loans, Net of Specific Reserves	$—	$—	$2,294,000	$2,294,000
Other Real Estate Owned	$—	$—	$162,000	$162,000

        Collateral-dependent impaired loans, which are measured for impairment using the fair value of the collateral, had a carrying value of approximately $1,944,000 and $2,301,000, with specific reserves of approximately $5,000 and $7,000 at June 30, 2011 and December 31, 2010, respectively.

        As of December 31, 2010, other real estate owned had a carrying amount of approximately $162,000 with no write downs during 2010.

        Charge offs on collateral dependent loans and OREO are the result of periodic evaluation of fair value.

NOTE 10—Fair Value of Financial Instruments

        The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 10—Fair Value of Financial Instruments (Continued)

instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

        Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

        The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

        The carrying amounts of cash, short term investments, due from customers on acceptances and bank acceptances outstanding are considered to approximate fair value. Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with banks. The fair values of investment securities, including available for sale, are discussed in Note 6. The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

Financial Liabilities

        The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of long term debt is based on rates currently available for debt with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

        The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair values of these financial instruments are not deemed to be material.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2011

Unaudited

NOTE 10—Fair Value of Financial Instruments (Continued)

        The estimated fair value of financial instruments at June 30, 2011 and December 31, 2010 are summarized as follows:

	June 30, 2011		December 31, 2010
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets:
Cash and Cash Equivalents	$40,932	$40,932	$39,561	$39,561
Time Deposits in Financial Institutions	8,880	8,880	7,334	7,334
Investment Securities	6,821	6,821	5,039	5,039
Loans, net	242,724	247,295	249,795	255,569
FHLB and Other Bank Stock	1,448	1,448	1,253	1,253
Accrued Interest Receivable	941	941	1,040	1,040
Financial Liabilities:
Deposits	263,111	264,841	264,029	266,168
Other Borrowings	—	—	3,754	3,754
Accrued Interest and Other Liabilities	4,048	4,048	3,815	3,815

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  Exhibit 99.2
INDEX TO BEACH FINANCIAL STATEMENTS
BEACH BUSINESS BANK STATEMENTS OF FINANCIAL CONDITION December 31, 2010 and 2009
BEACH BUSINESS BANK STATEMENTS OF OPERATIONS For the Years Ended December 31, 2010 and 2009
BEACH BUSINESS BANK STATEMENTS OF CASH FLOWS For the Years Ended December 31, 2010 and 2009
BEACH BUSINESS BANK NOTES TO FINANCIAL STATEMENTS December 31, 2010 and 2009
BEACH BUSINESS BANK STATEMENTS OF FINANCIAL CONDITION Unaudited
BEACH BUSINESS BANK STATEMENTS OF OPERATIONS For the Six Months Ended June 30, 2011 and 2010 Unaudited
BEACH BUSINESS BANK STATEMENTS OF CASH FLOWS For the Six Months Ended June 30, 2011 Unaudited
BEACH BUSINESS BANK NOTES TO FINANCIAL STATEMENTS June 30, 2011 Unaudited